UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2011

SCHOLASTIC CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 000-19860

DELAWARE	13-3385513
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

557 BROADWAY

NEW YORK, NY 10012

(Address of principal executive offices, including zip code)

(212) 343-6100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The final results of voting on each of the matters submitted to a vote of the security holders during the Registrant’s annual meeting of stockholders on September 21, 2011 are as follows:

Matters voted upon by holders of Class A Stock

1. Nominees for Election to Board of Directors

	For	Against	Withheld

Richard Robinson	1,656,200	0	0

John L. Davies	1,656,200	0	0

Andrew S. Hedden	1,656,200	0	0

Mae C. Jemison	1,656,200	0	0

Peter M. Mayer	1,656,200	0	0

Augustus K. Oliver	1,656,200	0	0

Richard M. Spaulding	1,656,200	0	0

Margaret A. Williams	1,656,200	0	0

2. Approval of the Scholastic Corporation 2011 Stock Incentive Plan.

For	Against	Abstain
1,656,200	0	0

3. Approval of an amendment to the Scholastic Corporation Management Stock Purchase Plan.

For	Against	Abstain
1,656,200	0	0

4. Advisory vote for the approval of fiscal 2011 compensation awarded to the Registrant’s Named Executive Officers as set forth in the proxy statement for the annual meeting.

For	Against	Abstain
1,656,200	0	0

5. Advisory vote on the frequency of a stockholder advisory vote regarding the compensation awarded to Named Executive Officers.

1 year	2 years	3 years	Abstain
0	0	1,656,200	0

The shares of Class A stock are held through brokers and, accordingly, broker non-votes are not applicable.

Matters Voted Upon by Holders of Common Stock

1. Nominees for Election to Board of Directors.

	For	Against	Withheld	Broker Non-Vote

James W. Barge	24,820,767	0	333,247	0

Marianne Caponnetto	25,026,128	0	127,886	0

John G. McDonald	23,021,324	0	2,132,690	0

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHOLASTIC CORPORATION

Date: September 27, 2011	By: /s/ Andrew S. Hedden
Andrew S. Hedden
Executive Vice President, General Counsel and Secretary